Exhibit A

[Exhibit A to Amendment]

CONSENT OF LENDER

This Consent of Lender is delivered by the undersigned Lender to Bank of America, N.A., as Administrative Agent, with reference to the Credit Agreement dated as of June 27, 2006 (the "Credit Agreement"), among The McClatchy Company, as the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and the other Lenders party thereto (the "Credit Agreement"). Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned is a party to the Credit Agreement and hereby consents to the execution and delivery of the proposed Amendment No. 1 to Credit Agreement by the Administrative Agent on behalf of the Lenders party to the Credit Agreement, substantially in the form of the draft presented to the undersigned.

[Name of Lender]

By:

Title: